Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports First Quarter 2017 Financial Results

Atlanta - May 4, 2017 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended March 31, 2017, reporting basic earnings of $0.78 per common share, core earnings* of $0.40 per common share and book value per diluted common share** of $17.95.

The Company’s high quality asset portfolio benefited from credit spread tightening which contributed to a 2.7% increase in book value per diluted common share** for the quarter. Our equity is allocated 61% to residential and commercial credit assets and 39% to Agency RMBS as of March 31, 2017. “During the first quarter we increased our allocation to lower coupon Agency RMBS where the relative return opportunities were the most compelling,” said John Anzalone, Chief Executive Officer. “Importantly, our improvement in core earnings to a level in line with our common stock dividend was achieved without an increase in credit risk.” Average earning assets increased 5.4%, along with a modest rise in leverage, resulting in a corresponding increase in effective net interest income* of $7.3 million during the quarter.

The Company delivered a 5.0% economic return*** for the quarter ended March 31, 2017 to its stockholders, up from -1.1% for the quarter ended December 31, 2016.
Highlights
•	Q1 2017 net income attributable to common stockholders of $87.1 million or $0.78 basic earnings per common share and $0.73 diluted earnings per common share
•	Q1 2017 core earnings* of $44.9 million, core earnings per common share* of $0.40, and a common stock dividend of $0.40 per share
•	Q1 2017 book value per diluted common share** of $17.95 vs. $17.48 at Q4 2016 and $16.53 at Q1 2016
•	Economic return*** for the quarter ended March 31, 2017 of 5.0% vs -1.1% for the quarter ended December 31, 2016
•
Q1 2017 comprehensive income attributable to common stockholders was $97.2 million or $0.87 basic comprehensive income per common share vs. comprehensive loss attributable to common stockholders of ($22.7) million or ($0.20) basic comprehensive loss per common share for Q4 2016

* Core earnings (and by calculation, core earnings per common share), and effective net interest income (and by calculation, effective interest rate margin) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
** Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
*** Economic return for the quarter ended March 31, 2017 is defined as the change in book value per diluted common share from December 31, 2016 to March 31, 2017 of $0.47; plus dividends declared of $0.40 per common share; divided by the December 31, 2016 book value per diluted common share of $17.48. Economic return for the quarter ended December 31, 2016 is defined as the change in book value per diluted common share from September 30, 2016 to December 31, 2016 of ($0.60); plus dividends declared of $0.40 per common share; divided by the September 30, 2016 book value per diluted common share of $18.08.

1

Exhibit 99.1

Key performance indicators for the quarters ended March 31, 2017 and December 31, 2016 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘17		Q4 ‘16
	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$16,297.7		$15,462.6
Average borrowings	14,247.3		13,612.5
Average equity	$2,128.6		$2,088.6

Total interest income	$124.6		$114.6
Total interest expense	38.4		34.4
Net interest income	86.3		80.2
Total other income (loss)	18.6		209.9
Total expenses	10.9		10.7
Net income (loss)	94.0		279.3
Net income (loss) attributable to non-controlling interest	1.2		3.5
Dividends to preferred stockholders	5.7		5.7
Net income (loss) attributable to common stockholders	$87.1		$270.1
Comprehensive income (loss) attributable to common stockholders	$97.2		($22.7)

Average earning asset yield	3.06%		2.96%
Cost of funds	1.08%		1.01%
Net interest rate margin	1.98%		1.95%
Debt-to-equity ratio	6.1	x	5.8	x
Book value per common share (diluted)*	$17.95		$17.48
Earnings (loss) per common share (basic)	$0.78		$2.42
Earnings (loss) per common share (diluted)	$0.73		$2.15
Comprehensive income (loss) attributable to common stockholders per common share (basic)	$0.87		($0.20)
Dividends declared per common share	$0.40		$0.40
Dividends declared per preferred share on Series A Preferred Stock	$0.4844		$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844		$0.4844

Non-GAAP Financial Measures**:
Core earnings	$44.9		$39.8
Core earnings per common share	$0.40		$0.36
Effective interest income	$130.4		$120.5
Effective yield	3.20%		3.12%
Effective interest expense	$67.6		$64.9
Effective cost of funds	1.90%		1.91%
Effective net interest income	$62.9		$55.6
Effective interest rate margin	1.30%		1.21%
Repurchase agreement debt-to-equity ratio	6.2	x	5.4	x
* Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the first quarter of 2017 was $87.1 million, compared to net income attributable to common stockholders of $270.1 million for the fourth quarter of 2016. Net income attributable to common stockholders decreased primarily due to lower net gains on derivative instruments totaling $5.5 million during the first quarter of 2017 compared to $230.7 million during the fourth quarter of 2016. Book value per diluted common share for the first quarter of 2017 increased by 2.7% to $17.95 primarily due to interest rate swap spreads widening and higher valuations of the Company's credit risk transfer securities portfolio.
During the first quarter of 2017, the Company generated $44.9 million in core earnings, an increase of $5.1 million or 12.8% from the fourth quarter of 2016. Higher first quarter core earnings were driven by a $7.3 million increase in effective net interest income that was partially offset by first quarter 2017 losses on unconsolidated ventures of $1.5 million compared to fourth quarter 2016 gains of $0.4 million.
Average earning assets increased to $16.3 billion for the quarter ended March 31, 2017 compared to $15.5 billion for the quarter ended December 31, 2016. During the first quarter of 2017, the Company purchased $1.7 billion of 30 year fixed-rate Agency RMBS in response to a steeper yield curve, rising interest rates and a corresponding anticipated slowdown in prepayment speeds.  Our 30 year fixed-rate Agency securities accounted for 27% of our average earning assets as of March 31, 2017 compared to 21% of our average earnings assets as of December 31, 2016.
Total interest income increased to $124.6 million for the quarter ended March 31, 2017 compared to $114.6 million during the quarter ended December 31, 2016. In addition, average earning asset yields increased 10 basis points to 3.06% for the quarter ended March 31, 2017 from 2.96% in the quarter ended December 31, 2016. The increase in average earning asset yields was driven by slower prepayment speeds and higher index rates on our floating and adjustable rate assets. Net premium amortization declined to $27.2 million during the quarter ended March 31, 2017 compared to $32.7 million during the quarter ended December 31, 2016.
The Company modestly increased leverage to 6.1x during the first quarter to fund additional asset purchases and to retire $150.0 million of its Exchangeable Senior Notes (the "Notes").
For the quarter ended March 31, 2017, the Company had average borrowings of $14.2 billion compared to $13.6 billion for the fourth quarter of 2016 and total interest expense of $38.4 million compared to $34.4 million during the quarter ended December 31, 2016. The Company's cost of funds was 1.08% and 1.01% for the first quarter of 2017 and fourth quarter of 2016, respectively. The Company's total interest expense and cost of funds rose during the first quarter of 2017 primarily due to increased borrowings and higher interest rates as a result of the December 2016 and March 2017 increases in the federal funds interest rate. The Company's repurchase agreement interest expense for the quarters ended March 31, 2017 and December 31, 2016 includes amortization of net deferred gains on the Company's de-designated interest rate swaps totaling $6.3 million and $6.2 million, respectively, that is recorded as a reduction in repurchase agreements interest expense under U.S. GAAP. During the next 12 months, the Company estimates that $25.8 million of net deferred gains on de-designated interest rate swaps currently recorded in other comprehensive income will be reclassified as a decrease to interest expense.
Total expenses for the first quarter of 2017 were approximately $10.9 million, compared to $10.7 million for the fourth quarter of 2016. General and administrative expenses were $2.1 million in the first quarter of 2017, an increase of $0.6 million from the fourth quarter of 2016. General and administrative expenses rose during the first quarter of 2017 primarily due to transaction fees related to new interest rate swaps added during the quarter and higher professional fees.
The ratio of annualized total expenses to average equity (1) was 2.05% for the first quarter of 2017, relatively flat compared to 2.06% for the fourth quarter of 2016.

3

Exhibit 99.1

As previously announced, the Company declared the following dividends on March 15, 2017: a common stock dividend of $0.40 per share paid on April 26, 2017; a Series A preferred stock dividend of $0.4844 per share paid on April 25, 2017; and a Series B preferred stock dividend of $0.4844 per share that will be paid on June 27, 2017.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, May 5, 2017, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on May 19, 2017 by calling:

800-884-1524 (North America) or 1-402-280-9924 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
$ in thousands, except share amounts	March 31, 2017	December 31, 2016	March 31, 2016
Interest Income
Mortgage-backed and credit risk transfer securities (1)	118,873	108,871	122,246
Commercial loans	5,764	5,718	4,893
Total interest income	124,637	114,589	127,139
Interest Expense
Repurchase agreements	29,947	26,048	41,800
Secured loans	3,413	2,738	2,715
Exchangeable senior notes	5,008	5,620	5,613
Total interest expense	38,368	34,406	50,128
Net interest income	86,269	80,183	77,011
Other Income (loss)
Gain (loss) on investments, net	(1,853)	(23,402)	11,601
Equity in earnings (losses) of unconsolidated ventures	(1,534)	400	1,061
Gain (loss) on derivative instruments, net	5,462	230,713	(238,543)
Realized and unrealized credit derivative income (loss), net	19,955	3,579	8,410
Net loss on extinguishment of debt	(4,711)	—	—
Other investment income (loss), net	1,329	(1,385)	(318)
Total other income (loss)	18,648	209,905	(217,789)
Expenses
Management fee – related party	8,801	9,249	9,512
General and administrative	2,084	1,496	2,037
Total expenses	10,885	10,745	11,549
Net income (loss)	94,032	279,343	(152,327)
Net income (loss) attributable to non-controlling interest	1,186	3,522	(1,883)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	92,846	275,821	(150,444)
Dividends to preferred stockholders	5,716	5,716	5,716
Net income (loss) attributable to common stockholders	87,130	270,105	(156,160)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.78	2.42	(1.38)
Diluted	0.73	2.15	(1.38)
Dividends declared per common share	0.40	0.40	0.40

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended
$ in thousands	March 31, 2017	December 31, 2016	March 31, 2016
Coupon interest	146,069	141,597	146,294
Net (premium amortization)/discount accretion	(27,196)	(32,726)	(24,048)
Mortgage-backed and credit risk transfer securities interest income	118,873	108,871	122,246

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
In thousands	March 31, 2017	December 31, 2016	March 31, 2016
Net income (loss)	94,032	279,343	(152,327)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	16,289	(308,223)	121,460
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	850	17,715	(10,544)
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,298)	(6,177)	12,924
Currency translation adjustments on investment in unconsolidated venture	(615)	138	(49)
Total other comprehensive income (loss)	10,226	(296,547)	123,791
Comprehensive income (loss)	104,258	(17,204)	(28,536)
Less: Comprehensive income (loss) attributable to non-controlling interest	(1,315)	216	341
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(5,716)
Comprehensive income (loss) attributable to common stockholders	97,227	(22,704)	(33,911)

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	March 31, 2017	December 31, 2016
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $15,562,355 and $14,422,198, respectively)	15,921,097	14,981,331
Commercial loans, held-for-investment	275,944	273,355
Cash and cash equivalents	55,877	161,788
Due from counterparties	—	86,450
Investment related receivable	285,910	43,886
Accrued interest receivable	49,703	46,945
Derivative assets, at fair value	5,799	3,186
Other assets	112,957	109,297
Total assets	16,707,287	15,706,238
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	12,289,899	11,160,669
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	248,530	397,041
Derivative liabilities, at fair value	45,623	134,228
Dividends and distributions payable	50,928	50,924
Investment related payable	72,572	9,232
Accrued interest payable	11,206	21,066
Collateral held payable	3,732	1,700
Accounts payable and accrued expenses	1,821	1,534
Due to affiliate	9,346	9,660
Total liabilities	14,383,657	13,436,054
Commitments and contingencies (See Note 16) (1)
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,604,609 and 111,594,595 shares issued and outstanding, respectively	1,116	1,116
Additional paid in capital	2,380,053	2,379,863
Accumulated other comprehensive income	303,765	293,668
Retained earnings (distributions in excess of earnings)	(675,815)	(718,303)
Total stockholders’ equity	2,294,335	2,241,560
Non-controlling interest	29,295	28,624
Total equity	2,323,630	2,270,184
Total liabilities and equity	16,707,287	15,706,238

(1)	See Note 16 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income (loss) attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, earning asset yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.  Certain prior period U.S. GAAP and non-GAAP financial measures have been revised to correct immaterial errors in accounting for premiums and discounts on non-Agency RMBS not of high credit quality. For further information, see Note 17 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities, excluding securities for which the Company elected the fair value option and the valuation assigned to the debt host contract associated with its GSE CRTs, in other comprehensive income on its condensed consolidated balance sheets.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2017	December 31, 2016	March 31, 2016
Net income (loss) attributable to common stockholders	87,130	270,105	(156,160)
Adjustments:
(Gain) loss on investments, net	1,853	23,402	(11,601)
Realized (gain) loss on derivative instruments, net (1)	(14,918)	(4,279)	42,985
Unrealized (gain) loss on derivative instruments, net (1)	(13,438)	(250,774)	166,467
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	(14,148)	2,376	(2,096)
(Gain) loss on foreign currency transactions, net (3)	(513)	2,180	1,125
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	(6,298)	(6,177)	12,924
Net loss on extinguishment of debt	4,711	—	—
Subtotal	(42,751)	(233,272)	209,804
Cumulative adjustments attributable to non-controlling interest	539	2,942	(2,597)
Core earnings	44,918	39,775	51,047
Basic income (loss) per common share	0.78	2.42	(1.38)
Core earnings per share attributable to common stockholders (5)	0.40	0.36	0.45

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2017	December 31, 2016	March 31, 2016
Realized gain (loss) on derivative instruments, net	14,918	4,279	(42,985)
Unrealized gain (loss) on derivative instruments, net	13,438	250,774	(166,467)
Contractual net interest expense	(22,894)	(24,340)	(29,091)
Gain (loss) on derivative instruments, net	5,462	230,713	(238,543)

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2017	December 31, 2016	March 31, 2016
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	14,148	(2,376)	2,096
GSE CRT embedded derivative coupon interest	5,807	5,955	6,314
Realized and unrealized credit derivative income (loss), net	19,955	3,579	8,410

10

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2017	December 31, 2016	March 31, 2016
Dividend income	816	795	807
Gain (loss) on foreign currency transactions, net	513	(2,180)	(1,125)
Other investment income (loss), net	1,329	(1,385)	(318)

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended
$ in thousands	March 31, 2017	December 31, 2016	March 31, 2016
Interest expense on repurchase agreements borrowings	36,245	32,225	28,876
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,298)	(6,177)	12,924
Repurchase agreements interest expense	29,947	26,048	41,800

(5)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended March 31, 2017		Three Months Ended December 31, 2016		Three Months Ended March 31, 2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	124,637	3.06%	114,589	2.96%	127,139	3.30%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,807	0.14%	5,955	0.16%	6,314	0.16%
Effective interest income	130,444	3.20%	120,544	3.12%	133,453	3.46%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended March 31, 2017		Three Months Ended December 31, 2016		Three Months Ended March 31, 2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	38,368	1.08%	34,406	1.01%	50,128	1.48%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,298	0.18%	6,177	0.18%	(12,924)	(0.38)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	22,894	0.64%	24,340	0.72%	29,091	0.86%
Effective interest expense	67,560	1.90%	64,923	1.91%	66,295	1.96%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended March 31, 2017		Three Months Ended December 31, 2016		Three Months Ended March 31, 2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	86,269	1.98%	80,183	1.95%	77,011	1.82%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,298)	(0.18)%	(6,177)	(0.18)%	12,924	0.38%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,807	0.14%	5,955	0.16%	6,314	0.16%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(22,894)	(0.64)%	(24,340)	(0.72)%	(29,091)	(0.86)%
Effective net interest income	62,884	1.30%	55,621	1.21%	67,158	1.50%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of March 31, 2017 and December 31, 2016. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
March 31, 2017

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	10,622,281	2,629,745	2,978,351	—	16,230,377
Cash and cash equivalents (3)	25,239	17,432	13,206	—	55,877
Derivative assets, at fair value (4)	5,387	—	412	—	5,799
Other assets	340,271	6,718	64,227	4,018	415,234
Total assets	10,993,178	2,653,895	3,056,196	4,018	16,707,287

Repurchase agreements	9,335,954	1,921,535	1,032,410	—	12,289,899
Secured loans (5)	497,703	—	1,152,297	—	1,650,000
Exchangeable senior notes	—	—	—	248,530	248,530
Derivative liabilities, at fair value	45,404	—	219	—	45,623
Other liabilities	111,243	22,029	15,777	556	149,605
Total liabilities	9,990,304	1,943,564	2,200,703	249,086	14,383,657

Total equity (allocated)	1,002,874	710,331	855,493	(245,068)	2,323,630
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(309,506)	245,068	(64,438)
Collateral pledged against secured loans	(578,249)	—	(1,338,780)	—	(1,917,029)
Secured loans	497,703	—	1,152,297	—	1,650,000
Equity related to repurchase agreement debt	922,328	710,331	359,504	—	1,992,163
Debt-to-equity ratio (7)	9.8	2.7	2.6	NA	6.1
Repurchase agreement debt-to-equity ratio (8)	10.1	2.7	2.9	NA	6.2

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

December 31, 2016

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	9,665,860	2,763,751	2,858,376	—	15,287,987
Cash and cash equivalents (3)	76,067	49,582	36,139	—	161,788
Derivative assets, at fair value (4)	3,085	—	101	—	3,186
Other assets	179,931	9,381	63,465	500	253,277
Total assets	9,924,943	2,822,714	2,958,081	500	15,706,238

Repurchase agreements	8,148,220	2,067,731	944,718	—	11,160,669
Secured loans (5)	500,150	—	1,149,850	—	1,650,000
Exchangeable senior notes	—	—	—	397,041	397,041
Derivative liabilities, at fair value	133,832	—	396	—	134,228
Other liabilities	52,047	21,389	14,791	5,889	94,116
Total liabilities	8,834,249	2,089,120	2,109,755	402,930	13,436,054

Total equity (allocated)	1,090,694	733,594	848,326	(402,430)	2,270,184
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(306,656)	402,430	95,774
Collateral pledged against secured loans	(585,504)	—	(1,346,078)	—	(1,931,582)
Secured loans	500,150	—	1,149,850	—	1,650,000
Equity related to repurchase agreement debt	1,005,340	733,594	345,442	—	2,084,376
Debt-to-equity ratio (7)	7.9	2.8	2.5	NA	5.8
Repurchase agreement debt-to-equity ratio (8)	8.1	2.8	2.7	NA	5.4

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended
$ in thousands	March 31, 2017	December 31, 2016	March 31, 2016
Average Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	3,516,699	3,654,738	1,560,925
30 year fixed-rate, at amortized cost	4,460,663	3,234,641	3,945,655
ARM, at amortized cost	290,812	310,835	410,749
Hybrid ARM, at amortized cost	2,291,634	2,523,691	3,096,649
Agency - CMO, at amortized cost	328,450	351,746	404,443
Non-Agency RMBS, at amortized cost	1,793,030	1,940,551	2,422,438
GSE CRT, at amortized cost	765,690	676,232	676,169
CMBS, at amortized cost	2,575,734	2,498,012	2,675,219
Commercial loans, at amortized cost	274,981	272,190	239,201
Average earning assets	16,297,693	15,462,636	15,431,448
Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	2.03%	1.99%	2.40%
30 year fixed-rate	2.64%	2.57%	2.97%
ARM	2.31%	2.16%	2.42%
Hybrid ARM	2.29%	2.02%	2.28%
Agency - CMO	0.58%	2.07%	2.80%
Non-Agency RMBS	5.58%	5.22%	4.90%
GSE CRT (3)	2.15%	1.24%	0.85%
CMBS	4.20%	4.17%	4.38%
Commercial loans	8.50%	8.33%	8.09%
Average earning asset yields	3.06%	2.96%	3.30%

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)
Average earning asset yields for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yield excludes coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

15

Exhibit 99.1

Average Borrowings and Equity Balances
The table below presents information related to the Company's average borrowings and average equity for the following periods.

	Three Months Ended
$ in thousands	March 31, 2017		December 31, 2016	March 31, 2016
Average Borrowings (1):
Agency RMBS (2)	9,716,908		9,018,802	8,546,280
Non-Agency RMBS	1,411,889		1,566,717	1,952,569
GSE CRT	600,223		485,692	451,248
CMBS (2)	2,172,234		2,144,486	2,187,472
Exchangeable senior notes	346,083		396,834	394,982
Total average borrowings	14,247,337		13,612,531	13,532,551
Maximum borrowings during the period (3)	14,484,038		14,023,429	13,896,215
Average Cost of Funds (4):
Agency RMBS (2)	0.87%		0.80%	0.66%
Non-Agency RMBS	2.20%		2.03%	1.80%
GSE CRT	2.27%		2.15%	2.19%
CMBS (2)	1.34%		1.18%	1.14%
Exchangeable senior notes	5.79%		5.66%	5.68%
Cost of funds	1.08%		1.01%	1.48%
Interest rate swaps average fixed pay rate (5)	2.14%		2.12%	1.89%
Interest rate swaps average floating receive rate (6)	(0.87)%		(0.66)%	(0.40)%
Effective cost of funds (non-GAAP measure)(7)	1.90%		1.91%	1.96%
Average Equity (8):	2,128,560		2,088,628	1,939,249
Average debt-to-equity ratio (average during period)	6.7	x	6.5x	7.0x
Debt-to-equity ratio (as of period end)	6.1	x	5.8x	6.1x

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swap

(7)	For a reconciliation of cost of funds to effective cost of funds, see "Non-GAAP Financial Measures."

(8)	Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

16